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                                                                    EXHIBIT 23.1

                       [PRICEWATERHOUSECOOPERS LETTERHEAD]



                       CONSENT OF INDEPENDENT ACCOUNTANTS



         Re:      Perceptron, Inc. Registration Statement on Form S-8


         We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 11, 1999, on our audits of the consolidated financial statements and financial statement schedule of Perceptron, Inc. and Subsidiaries (the "Company") as of June 30, 1999, December 31, 1998 and 1997, and for the six month period ended June 30, 1999 and the years ended December 31, 1998, 1997 and 1996, which report is included in the Company's Transition Report on Form 10-K for the six month period ended June 30, 1999.



         PricewaterhouseCoopers LLP


         Detroit, Michigan
         December 8, 1999